As filed with the Securities and Exchange Commission on August 18, 2017
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________
MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0423660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Goodin	Doran N. Schwartz	Jason Day
President and Chief Executive Officer	Vice President and Chief Financial Officer	Perkins Coie LLP
MDU Resources Group, Inc.	MDU Resources Group, Inc.	1900 Sixteenth Street, Suite 1400
1200 West Century Avenue	1200 West Century Avenue	Denver, Colorado 80202
P.O. Box 5650	P.O. Box 5650	(303) 291-2300
Bismarck, North Dakota 58506-5650	Bismarck, North Dakota 58506-5650
(701) 530-1000	(701) 530-1000

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
___________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $1.00 per share	—	—	—	—
Preferred Stock, par value $100 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)
Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon settlement, exchange or conversion of debt securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon settlement, exchange or conversion of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees with respect to these securities.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange and trades under the symbol “MDU.”
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Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
___________________________________
The date of this prospectus is August 18, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."
Unless the context otherwise indicates, references in this prospectus to the “Company,” “MDU Resources,” “we,” “our” and “us” refer to MDU Resources Group, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, we may publish or otherwise make available forward-looking statements of this nature.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We urge you to consider the risks and uncertainties described in “Risk Factors” in the documents incorporated by reference in this prospectus, in any prospectus supplement and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Nonetheless, our expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this prospectus, any related prospectus supplement or any document incorporated by reference into this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

MDU RESOURCES GROUP, INC.

We are a regulated energy delivery and construction materials and services business, which was incorporated under the laws of the state of Delaware in 1924. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the six months ended June 30, 2017. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31					Six Months Ended June 30, 2017
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges (1)	3.2	3.4	3.2	3.1	4.0	3.0
Ratio of earnings to combined fixed charges and preferred stock dividends	3.2	3.3	3.2	3.1	3.9	3.0

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income from continuing operations (excluding undistributed income for equity investees), the interest portion of rents, interest, amortization of debt discount and expense on all indebtedness and amortization of interest capitalized, and excludes amortization of gains or losses on reacquired debt (which, under the Federal Energy Regulatory Commission Uniform System of Accounts, is classified as a reduction of, or increase in, interest expense) and interest capitalized. Fixed charges consist of the interest portion of rents, interest, amortization of debt discount and expense on all indebtedness, and excludes amortization of gains or losses on reacquired debt (which, under the Federal Energy Regulatory Commission Uniform System of Accounts, is classified as a reduction of, or increase in, interest expense).

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

Common Stock - General

The following is a description of our common stock. This description is not complete, and we qualify it by referring to our restated certificate of incorporation, as amended, and bylaws, as amended, both of which we incorporate into this document by reference, and the laws of the state of Delaware.
Our restated certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into four classes:

•	500,000 shares of preferred stock, $100 par value;

•	1,000,000 shares of preferred stock A, without par value;

•	500,000 shares of preference stock, without par value; and

•	500,000,000 shares of common stock, $1.00 par value.
As of August 11, 2017, we had 195,304,376 shares of common stock, no shares of preferred stock, preferred stock A or preference stock issued and outstanding.

Dividend Rights

Under our restated certificate of incorporation, we may declare and pay dividends on our common stock, out of surplus or net profits, only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred stock, preferred stock A and preference stock.

Voting Rights

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.

The holders of our preferred stock, preferred stock A and preference stock will not have the right to vote, except as our board of directors establishes or as provided in our restated certificate of incorporation or as determined by state law.

Our restated certificate of incorporation gives any holders of our preferred stock, preferred stock A and preference stock the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends. In addition, the holders of some series of our preferred stock and preferred stock A, and/or the holders of our preference stock, must approve amendments to the restated certificate of incorporation in some instances.

Liquidation Rights

If we were to liquidate, any holders of our preferred stock, preferred stock A and the preference stock will have the right to receive specified amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock. After any preferred stock, preferred stock A and preference stock payments are made, the holders of our common stock are entitled to share in all of our remaining assets available for distribution to stockholders.

Other Rights

Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue up to 500,000 shares of preferred stock, from time to time in one or more series, generally without any vote or action by the holders of our common stock. Our board of directors will be authorized to determine the number of shares and designation of any series of preferred stock and the dividend rate, dividend rights, conversion rights and terms, voting rights, redemption rights and terms and sinking fund terms of any series of preferred stock. The preferred stock will rank equally with any preferred stock A with no preference or priority with respect to earnings, and assets upon liquidation, dissolution or winding up of the Company, the preferred stock and the preferred stock A will be senior to any preference stock and common stock with respect thereto. Subject to certain conditions as specified in our certificate of incorporation, our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock may decrease the market price of our common stock.

Preferred Stock A

Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock A, from time to time, generally without any vote or action by the holders of our common stock. Our board of directors will be authorized to determine the number of shares and designation of any series of preferred stock A and the dividend rate, dividend rights, liquidation preferences, conversion rights and terms, voting rights, redemption rights and terms and sinking fund terms of any series of preferred stock A. The preferred stock and the preferred stock A will rank equally with no preference or priority with respect to earnings, and assets upon liquidation, dissolution or winding up of the Company, the preferred stock and the preferred stock A will be senior to any preference stock and common stock with respect thereto. Subject to certain conditions as specified in our certificate of incorporation, our board of directors, without stockholder approval, can issue preferred stock A with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock A may decrease the market price of our common stock.

Preference Stock

Our certificate of incorporation authorizes our board of directors to issue up to 500,000 shares of preference stock, from time to time in one or more series, generally without any vote or action by the holders of our common stock. Our board of directors will be authorized to determine the number of shares and designation of any series of preference stock and the dividend rate, dividend rights, liquidation preferences, conversion rights and terms, redemption rights and terms and sinking fund terms of any series of preference stock. The preference stock will rank junior to any preferred stock and preferred stock A with respect to earnings, and assets upon liquidation, dissolution or winding up of the Company and will be senior to common stock with respect thereto. Subject to certain conditions as specified in our certificate of incorporation, our board of directors, without stockholder approval, can issue preference stock with conversion or other rights that could adversely affect the rights of the holders of common stock. The issuance of preference stock may decrease the market price of our common stock.

Effects on Our Common Stock if We Issue Preferred or Preference Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series.
Our board of directors has the authority to determine the terms of each series of any preferred stock, preferred stock A or preference stock, within the limits of our restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.
If we issue any preferred stock, preferred stock A or preference stock, we may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock, preferred stock A or preference stock may delay or prevent a change in control of the Company.

Provisions of our Restated Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control

Our restated certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of MDU Resources if our board of directors does not approve the transaction. The provisions include the following:

Number of Directors, Vacancies, Removal of Directors
Our restated certificate of incorporation provides that our board of directors will have at least six and at most 15 directors. Two-thirds of the continuing directors decide the exact number of directors at a given time. Two-thirds of the continuing directors fill any new directorships created by the board and any vacancies.
Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our restated certificate of incorporation prevents stockholders from calling a special meeting.
No Cumulative Voting
Our restated certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions
Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting.
Provisions Relating to the Authorization of Business Combinations
There is a provision in our restated certificate of incorporation permitting our board of directors to consider the following factors in determining whether or not to approve some types of business combinations:

•
The consideration to be received by us or our stockholders in connection with the business combination in relation not only to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of us as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition, future prospects and future value as an independent corporation;

•	The character, integrity and business philosophy of the other party or parties to the business combination and the management of that party or those parties;

•
The business and financial conditions and earnings prospects of the other party or parties to the business combination, including, but not limited to, debt service and other existing or likely financial obligations of that party or those parties, the intention of the other party or parties to the business combination regarding the use of our assets to finance the acquisition, and the possible effect of the conditions upon us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located;

•
The projected social, legal and economic effects of the proposed action or transaction upon us or our subsidiaries, employees, suppliers, customers and others having similar relationships with us, and the communities in which we and our subsidiaries do business;

•	The general desirability of our continuance as an independent entity; and

•	Such other factors as the continuing directors may deem relevant.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if:

•	our board of directors approved the business combination or the transaction of our stock before the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock outstanding at the time of the transaction, excluding certain shares; or

•	at or subsequent to such time the business combination is approved by the board of directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Forum Selection

Our bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Internal Corporate Claims. As defined in our bylaws, “Internal Corporate Claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware. Although we have included a choice of forum clause in our bylaws, it is possible that a court could rule that such clause is inapplicable or unenforceable.

Transfer Agent; Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Saint Paul, Minnesota.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “MDU.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under one or more indentures, which may include existing indentures. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•
the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•
if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•
the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•
the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•
the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•
the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•
if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•
whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, which may include:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special U.S. federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
We may also make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and, if we engage in such transactions, we will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.
Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, we will execute an underwriting or similar agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Except as described above, in order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.mdu.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 21, 2017, May 10, 2017 and May 24, 2017; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003, Amendment No. 3 thereto, filed January 21, 2004, Amendment No. 4 thereto, filed June 27, 2007, Amendment No. 5 thereto, filed November 19, 2008, Amendment No. 6 thereto, filed January 5, 2009, Amendment No. 7 thereto, filed April 30, 2010, Amendment No. 8 thereto, filed August 19, 2014 and Amendment No. 9 thereto, filed May 8, 2015, and any other amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:

Office of the Treasurer
MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
Telephone: (701) 530-1000

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions.  All expenses are estimates.

SEC registration fee	$ *
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Transfer agent and registrar fees	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
_____________________________________

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**	These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.        Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.
Our bylaws include the following provision:
7.07 Indemnification of Officers, Directors, Employees and Agents.
(a) Indemnification Granted. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a “Director or Officer”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement actually and reasonably incurred by such Director or Officer. The Corporation shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board of Directors.

(b) Consent to Settlement or Nonadjudicated Disposition. No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition.
(c) Advancement of Expenses. The Corporation shall pay the expenses incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined that the Director or Officer is not entitled to be indemnified.
(d) Claims. If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys’ fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law.
(e) Other Indemnification and Advancement of Expenses. The Corporation may provide indemnification and advancement of expenses (including attorneys’ fees) to employees and agents to the extent permitted by applicable law.
(f) Non-exclusivity of Rights. The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Section 7.07 shall limit the power of the Corporation or the Board of Directors to grant indemnification and advancement of expenses, including attorneys’ fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07.
(g) Other Source Indemnification. The Corporation’s obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise.
(h) Repeal or Modification; Legal Representatives. Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director’s or Officer’s legal representative.
Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.
In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of the Company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16.	Exhibits.

Exhibit No.	Description

+1	Form of Underwriting Agreement.
*4(a)
Restated Certificate of Incorporation of MDU Resources Group, Inc., as amended, dated May 13, 2010, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010 (File No. 01-03480).

*4(b)	Bylaws of MDU Resources Group, Inc., as amended and restated on February 16, 2017, filed as Exhibit 3.1 to Form 8-K dated February 16, 2017, filed on February 21, 2017 (File No. 01-03480).
+4(c)	Form of Indenture.
+4(d)	Form of Note.
+4(e)	Form of Certificate of Designation.
+4(f)	Specimen of Preferred Stock Certificate.
+4(g)	Form of Warrant Agreement.
+4(h)	Form of Purchase Contract.
+4(i)	Form of Unit Agreement.
5	Opinion of Perkins Coie LLP.
12	Computation of Ratio of Earnings to Fixed Charges.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Perkins Coie LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature pages hereof).
25(a)#	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the Indenture filed as Exhibit 4(c).
____________________________

+	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

*	Incorporated into this document by reference as indicated.

#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.     Undertakings
(a) The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 18th day of August, 2017.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David L. Goodin and Doran N. Schwartz, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin	President, Chief Executive Officer and Director	August 18, 2017
David L. Goodin

/s/ Doran N. Schwartz	Vice President and Chief Financial Officer	August 18, 2017
Doran N. Schwartz

/s/ Jason L. Vollmer	Vice President, Chief Accounting Officer and Treasurer	August 18, 2017
Jason L. Vollmer

/s/ Harry J. Pearce	Chair of the Board	August 18, 2017
Harry J. Pearce

/s/ Thomas Everist	Director	August 18, 2017
Thomas Everist

/s/ Karen B. Fagg	Director	August 18, 2017
Karen B. Fagg

/s/ Mark A. Hellerstein	Director	August 18, 2017
Mark A. Hellerstein

/s/ A. Bart Holaday	Director	August 18, 2017
A. Bart Holaday

/s/ Dennis W. Johnson	Director	August 18, 2017
Dennis W. Johnson

/s/ William E. McCracken	Director	August 18, 2017
William E. McCracken

/s/ Patricia L. Moss	Director	August 18, 2017
Patricia L. Moss

/s/ John K. Wilson	Director	August 18, 2017
John K. Wilson

EXHIBIT INDEX

Exhibit No.	Description

1	Form of Underwriting Agreement.
*4(a)
Restated Certificate of Incorporation of MDU Resources Group, Inc., as amended, dated May 13, 2010, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010 (File No. 01-03480).

*4(b)	Bylaws of MDU Resources Group, Inc., as amended and restated on February 16, 2017, filed as Exhibit 3.1 to Form 8-K dated February 16, 2017, filed on February 21, 2017 (File No. 01-03480).
+4(c)	Form of Indenture.
+4(d)	Form of Note.
+4(e)	Form of Certificate of Designation.
+4(f)	Specimen of Preferred Stock Certificate.
+4(g)	Form of Warrant Agreement.
+4(h)	Form of Purchase Contract.
+4(i)	Form of Unit Agreement.
5	Opinion of Perkins Coie LLP.
12	Computation of Ratio of Earnings to Fixed Charges.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Perkins Coie LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature pages hereof).
25(a)#	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the Indenture filed as Exhibit 4(c).
____________________________

+	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

*	Incorporated into this document by reference as indicated.

#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.